Exhibit 3.7

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS

OF PREFERRED STOCK

OF
ORTHOPEDIATRICS CORP.

_______________________________

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware
_______________________________

OrthoPediatrics Corp., a corporation (the “Corporation”) organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That the Corporation filed an Amended and Restated Certificate of Designations, Preferences and Rights of Preferred Stock with the Secretary of State of the State of Delaware on May 28, 2014, as amended on April 26, 2017 (the “Certificate of Designations”);

SECOND: That the Board of Directors of the Corporation, at a meeting held on August 31, 2017, duly adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Designations (the “Amendment”), and directing that the Amendment be submitted to the holders of (i) the Corporation’s common stock, par value $0.00025 per share (the “Common Stock”), the Corporation’s Series A Convertible Preferred Stock, par value $0.00025 per share (the “Series A Preferred Stock”), and the Corporation’s Series B Convertible Preferred Stock, par value $0.00025 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), for approval by (i) a majority of the outstanding shares of the Common Stock and the Preferred Stock, voting together as a single class on an as-converted basis, (ii) the Series A Preferred Stock for approval by a majority of the outstanding shares thereof, voting separately as a single class on an as-converted basis, (iii) the Series B Preferred Stock for approval by a majority of the outstanding shares thereof, voting separately as a single class on an as-converted basis, and (iv) the Preferred Stock for approval by 70% of the outstanding shares thereof, voting together as a single class on an as-converted basis, in each case in accordance with the Certificate of Designations and the applicable provisions of Section 242 of the DGCL, and, upon adoption by such stockholders, be submitted to the Secretary of State of the State of Delaware for filing in accordance with the applicable provisions of Sections 103 and 242 of the DGCL, immediately prior to the closing of the Corporation’s registered public offering of Common Stock made pursuant to the Registration Statement on Form S-1 (No. 333-212076) filed with the U.S. Securities and Exchange Commission on June 16, 2016, as amended (the “Offering”), such Amendment subject to, and effective upon, the closing of the Offering:

RESOLVED, that the Board hereby proposes, declares advisable and recommends that the holders of the Company’s capital stock authorize, approve and adopt the following Amendment to the Certificate of Designations, such Amendment subject to, and effective upon, the closing of the Offering:

A.           Section 5.2 of the Certificate of Designations shall be deleted in its entirety and replaced with the following:

“5.2.       Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. At the Mandatory Conversion Time, any and all certificates for shares of Preferred Stock shall be cancelled by the Corporation and shall become null and void. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time, except only the rights of the holders thereof to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time: (i) the Corporation shall issue and deliver to such holder, or to his, her or its nominees, either a certificate or certificates for the number of full shares of Common Stock, or an account statement issued by the Corporation’s transfer agent for the Common Stock setting forth such number of full shares of Common Stock as have been registered in book-entry form in the name of such holder, or his, her or its nominees, issuable on such conversion in accordance with Subsections 4.1 and 5.1 hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion; (ii) with respect to shares of the Series A Preferred Stock being converted, an amount per share equal to the Original Issue Price of the Series A Preferred Stock plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid, payable by the Corporation in lieu of cash by the issuance and delivery to such holder, or to his, her or its nominees, either a certificate or certificates for the number of full shares of Common Stock, or an account statement issued by the Corporation’s transfer agent for the Common Stock setting forth such number of full shares of Common Stock as have been registered in book-entry form in the name of such holder, or his, her or its nominees, determined by dividing (x) the Original Issue Price of the Series A Preferred Stock plus the total amount of any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid, by (y) the initial price per share to the public in the Offering, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion; and (iii) with respect to shares of Series B Preferred Stock being converted, the Corporation shall deliver to such holder of Series B Preferred Stock, or to his, her or its nominees, an amount per share in cash equal to 50% of any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of such series of Preferred Stock accordingly.”

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B.           Section 10 of the Certificate of Designations shall be deleted in its entirety and replaced with the following:

“10.        Waiver. Any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of the Preferred Stock by the affirmative written consent or vote of the holders of 70% of the then outstanding shares of Preferred Stock, exclusively and voting together as a single class.”

THIRD: That the holder of (i) a majority of the outstanding shares of the Common Stock and the Preferred Stock, voting together as a single class on an as-converted basis, (ii) a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a single class on an as-converted basis, (iii) a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a single class on an as-converted basis, and (iv) 70% of the outstanding shares of the Preferred Stock, voting together as a single class, on an as-converted basis, in each case in accordance with the Certificate of Designations and the applicable provisions of Section 242 of the DGCL, acting pursuant to a written consent without a meeting in accordance with Section 228 of the DGCL, duly authorized, approved and adopted this Amendment.

FOURTH: That this Amendment shall not become effective until the closing of the Offering.

[Signature Page Follows]

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IN WITNESS WHEREOF, OrthoPediatrics Corp. has caused this Certificate of Amendment to be signed by Fred L. Hite, its Chief Financial Officer, this     day of                 2017.

ORTHOPEDIATRICS CORP.

By:
Mark C. Throdahl
President and Chief Executive Officer

[Signature Page to Certificate of Amendment]